Code of Ethics

For

Integrated Asset Management Corp.

(As of July 11, 2014)

General

1.     Integrated Asset Management Corp. (“IAM” or the “Company”), and its subsidiary companies (collectively, the “IAM Group of Companies”) have adopted this Code of Ethics (the “Code”).

2.  As a reporting issuer, IAM is required to comply with the applicable regulations of the TSX, the Ontario Securities Commission (“OSC”) and the other provincial securities commissions as appropriate.

3.  If a Law conflicts with the Code, employees of IAM must comply with the Law.

4.   Certain subsidiary companies within the IAM Group of Companies have specific codes of conduct or ethics that cover regulatory issues that apply only to that area. Employees who work for those subsidiaries must comply with these specific codes of conduct as well as the Code.

Code of Ethics

1. Purpose of the Code

1.1	Fair Treatment

The purpose of this Code is to ensure the fair treatment of our clients and managed accounts through the highest standards of integrity and ethical business conduct. All employees, officers and directors of the IAM Group of Companies must recognize this principle of fair treatment.

While it is the intention that this Code will cover the majority of situations in which a conflict will arise, it will not address every situation. Therefore, the Code should be used as a guideline and where a situation is not explicitly mentioned those involved are expected to act fairly, ethically and consistent with the general principles of the Code. If there is any uncertainty regarding the provisions of the Code or regarding a situation that is not explicitly discussed, the individual should consult with the Chairman, Chief Executive Officer, President or Chief Financial Officer of IAM (individually a “Senior Officer”).

1.2	Our Responsibilities to Clients

All employees, officers and directors of the IAM Group of Companies are required to put the interest of clients first, ahead of personal self-interest, and not to take unfair advantage of their position, knowledge or relationship with clients. Furthermore, the individual should not knowingly act in any way that is not in the best interests of clients.

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1.3	Breach of Code

Failure to comply with the Code may be grounds for a warning, revision of responsibilities, suspension or dismissal without further notice, depending on the particular circumstances. Failure to comply with certain sections of this Code may also be a violation of securities law and may be punishable accordingly. All employees, officers and directors of the IAM Group of Companies have a duty to report any contravention or possible contravention of this Code which comes to their notice, and to co-operate in the investigation of possible breaches of the Code. These concerns should be reported by the individual to one or more Senior Officers or by means of IAM’s Whistleblower Policy.

1.4	Annual Confirmation

To confirm his or her awareness and comprehension of the Code, each employee, officer and director of the IAM Group of Companies is asked to sign a copy of this Code both upon commencing employment and on an annual basis.

2. Standards of Conduct

2.1	Standards of Care

It is our policy to maintain the highest standards of service for our clients. We have a fiduciary duty to our clients to act honestly, in good faith and in their best interest, and to exercise the degree of care, skill and diligence that a prudent manager would exercise in the circumstances. This standard of care extends to the services provided by all employees, officers and directors of the IAM Group of Companies in each facet of our business operations.

2.2	Obligation to Comply with Law

Our companies, employees, officers and directors are required to comply with all Laws applicable to our business operations, including securities laws and other legal obligations concerning, as appropriate, the provision of investment advisory services, insider trading and reporting of insider transactions. Furthermore, there should be awareness that one’s legal obligations, if any, may extend beyond one’s obligations to the Company as defined in this Code.

2.3	Duty to Know Applicable Securities Law

Each employee, officer and director of the IAM Group of Companies has a duty to know, understand and comply with securities and other legislation applicable to their duties and responsibilities.

Employees, officers and directors who intend to purchase or sell shares of IAM must understand and comply with all regulations applicable to such activities. This includes understanding that insider trading, while in the possession of material information that has not been publicly disclosed, is prohibited by Law and Company policy.

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3. Confidential Information

3.1  Ensuring Client Privacy

In the course of conducting its business, the IAM Group of Companies will acquire information regarding clients. To ensure client privacy, the companies will conduct business in accordance with the principles discussed below.

3.2	Confidentiality

Information that is collected and maintained will be considered to be confidential, and proper safeguards will be employed to protect that confidentiality.

3.3	Release of Confidential Information

Without the client’s specific consent, no disclosure of confidential information will be made, except as may be required by legal process or statutory authority.

3.4	Privacy Policy

Notwithstanding sections 3.2 and 3.3 above, IAM will conduct business in accordance with privacy legislation and, in particular, with the requirements of the federal Personal Information Protection and Electronic Document Act (PIPEDA) or any successor Act.

4. Conflicts of Interest

4.1	Requirement for Proper Conduct

Employees, officers and directors of the IAM Group of Companies must avoid any situation in which personal interests conflict with duties as an employee, officer or director of the Company. When faced with a conflict, all employees, officers and directors of the IAM Group of Companies are required to exercise responsible business judgment in order to act in the best interests of our clients. In keeping with this Code, it is very important that even the perception of a potential conflict of interest be avoided.

4.2	Gifts and Entertainment

Offering or receiving any gift, gratuity or entertainment is acceptable provided it is consistent with customary business practices, is not excessive in value, cannot be construed as a bribe or payoff and does not violate any Laws. Offering or receiving any gift that might be perceived to unfairly influence a business relationship must be avoided and, if there is uncertainty, the employee should consult a Senior Officer.

4.3	Disclosure

Disclosure of potential conflicts of interest must be made immediately by the employee after becoming aware that there is a potential conflict.

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5. Annual Review

5.1 Annual Review of Code

On an annual basis, the Code will be reviewed by the management of the Company to ensure that administration of the Code is adequate, and to identify any amendment that may be necessary in light of business and legal developments and the Company’s experience in administering the Code. Such review will be reported to the Governance, Nominating and Compensation Committee of IAM

6. Condition of Employment / Use of Company Assets/Discrimination and Harassment

6.1	Condition of Employment

Adherence to the provisions of this Code is a condition of employment with the IAM Group of Companies. It is the responsibility of the offices of Chairman, Chief Executive Officer, President and Chief Financial Officer of the Company to monitor compliance with the Code, review potential conflicts or violations, and determine the appropriate action or sanction required to resolve the conflict or violation.

6.2	Company Assets

Employees have an obligation to protect IAM’s assets and proprietary information. Proprietary information includes any information that is not known generally to the public or would be helpful to IAM’s competitors. The obligation to preserve the confidentiality of proprietary information continues after an employee ceases to have a relationship with the IAM Group of Companies.

6.3	Company Opportunities

Employees are prohibited from taking advantage personally from opportunities that arise through the use of the Company’s property, information or positions without the consent of IAM. As with all aspects of employment, employees owe a duty to advance the interests of the IAM Group of Companies before their own.

6.4	Discrimination and Harassment

IAM is fully committed to providing equal opportunity in all aspects of employment. There is no toleration of any illegal discrimination or harassment of any kind. Employees are encouraged to speak with a Senior Officer or supervisor if a co- worker’s conduct makes them uncomfortable.

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Certificate / Acknowledgement

I hereby certify and acknowledge that I have read and understood this Code of Ethics and I agree to abide by it.

______________________________                                       ___________________________

Signature of                                                                        Date

Employee/Officer/Director

_____________________________

Please print your name

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Supplemental

Code of Ethics

For

Integrated Managed Futures Corp.

(As of July 11, 2014)

General

5.     As a majority-owned subsidiary of Integrated Asset Management Corp. (“IAM” or the “Company”), Integrated Managed Futures Corp. (“IMFC”) has adopted the Code of Ethics of IAM (the “Code”).

6.   As IMFC is regulated by various securities regulators that do not regulate IAM, IMFC has further adopted this Supplemental Code of Ethics (the “Supplemental Code”) to cover issues that are specific to regulatory requirements that apply to IMFC.

Supplemental Code of Ethics

1. Purpose of the Supplemental Code

1.5	Prevent Misuse of Information

In addition to the purpose of the Code of IAM, the purpose of this Supplemental Code is to establish, maintain, and enforce written policies and procedures that are reasonably designed to prevent the misuse of material non-public ("insider") information, and to prevent inappropriate trading activity including, but not limited to, front-running, scalping, and insider trading.

1.6	Annual Confirmation

To confirm his or her awareness and comprehension of the Code, each employee, officer and director of the IAM Group of Companies is asked to sign a copy of this Code both upon commencing employment and on an annual basis.

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2. Standards of Conduct

2.4	Prohibition on Personal Trading

It is our policy to prohibit personal trading in futures and options on futures for all employees, officers, and directors of IMFC.

2.5	Obligation to Report

Annually, our employees, officers and directors are required to acknowledge that they have complied with the prohibition on personal trading policy of the Supplemental Code. In the event of a breach of this policy, employees, officers and directors are required to report their personal futures and options on futures transactions and holdings immediately. Given that IMFC only invests in futures and options on futures, employees, officers and directors are not required to report transactions and holdings of other securities such as equities, fixed income investments, mutual funds, ETFs, and private placements or funds

2.6	Obligation to Comply with Law

Our employees, officers and directors are required to comply with all Laws applicable to our business operations, including, but not limited to, securities laws and other legal obligations concerning, as appropriate, the provision of investment advisory services, inappropriate trading, the misuse of nonpublic client information, insider trading and reporting of insider transactions. Furthermore, there should be awareness that one’s legal obligations, if any, may extend beyond one’s obligations to IMFC as defined in this Supplemental Code.

2.7	Duty to Know Applicable Securities Law

Each employee, officer and director of IMFC has a duty to know, understand and comply with securities and other legislation applicable to their duties and responsibilities.

3. Annual Review

3.1 Annual Review of Code

On an annual basis, the Code will be reviewed by the management of the Company to ensure that administration of the Code is adequate, and to identify any amendment that may be necessary in light of business and legal developments and the Company’s experience in administering the Code. Such review will be reported to the Chief Compliance Officer and Ultimate Designated Person of IMFC, as well as the Board of Directors of IMFC.

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Certificate / Acknowledgement

I hereby certify and acknowledge that I have read and understood this Supplemental Code of Ethics and I agree to abide by it.

______________________________                         ________________________

Signature of                                                                 Date

Employee/Officer/Director

__________________________________

Please print your name

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Rule 204A-1: Access Persons & Personal Trading

Under Rule 204A-1, SEC registered investment advisory firms are required to establish and enforce standards of conduct expected of employees as part of its Code of Ethics. In particular, the rule focuses upon a firm's obligation to review and monitor the securities transactions by "access persons" in order to prevent inappropriate trading.

Definition of access persons: The conservative approach is to include all of the firm's employees in addition to the firm's directors, officers, investment advisor representatives (IARs) and any employees of the IARs (if IARs are independent contractors).

The SEC defines an "access person" as the following:

Any of your supervised persons:

(A) Who has access to non-public information regarding any clients' purchase or sale of securities, or non-public information regarding the portfolio holdings of any reportable fund, or

(B) Who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

(ii) If providing investment advice is your primary business, all of your directors, officers and partners are presumed to be access persons.

In essence, these individuals are considered access persons because they are in the position to inappropriately utilize client information.

IMFC definition of an access person: All employees, directors and officers of IMFC.

List of Access Persons:

Roland P. Austrup	CEO & CIO	(416) 933-8281	raustrup@iamgroup.ca
Robert V. Koloshuk	Senior Strategist & Director of Trading	(416) 933-8283	rkoloshuk@iamgroup.ca
Jovan Lukovich	Trader & Research Associate	(416) 933-8261	jlukovich@iamgroup.ca
David Mather	President & COO	(416) 933-8274	dmather@iamgroup.ca
Stephen Johnson	Chairman	(416) 933-8278	sjohnson@iamgroup.ca

Supervisory Policy: Under the Rule, all access persons must report their securities holdings to the firm upon becoming an access person and on an annual basis. In addition, all access persons need to report their securities transactions (direct and indirect beneficial ownership) within 30 days of the end of each calendar quarter. All private placements and initial public offering must be pre-approved by the firm.

A good methodology to ensure compliance with the Rule is to ensure that all transactions and holdings be placed in a database so that each access person's records may be cross-referenced easily against clients' transactions. The firm should review

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these personal transactions for inappropriate conduct like front-running, scalping, insider trading or other misuses of confidential client information.

Additionally, under the Rule, a firm must maintain the following records for last five years: lists of its access persons; each report made by an access person; any violation and corrective action; and any decision and supporting reasons to approve an IPO or private placement for an access person.

IMFC Procedure of Supervision

Currently, IMFC only engages in trading futures and options on futures for client accounts. In addition, IMFC’s personal trading policy prohibits personal trading in futures and options on futures for all employees, officers and access persons of IMFC. Annually, all access persons listed above must make an attestation, in the Form of Appendix A, below, that they have not engaged in personal futures and options on futures trading during the just completed calendar year.

In the event of a violation of these policies, the access person in question must provide all account documentation and statements necessary to allow IMFC to review personal transactions for inappropriate conduct like front-running, scalping, insider trading or other misuses of confidential client information.

Given that IMFC only invests in futures and options on futures, access persons are not required to report transactions and holdings of other securities such as equities, fixed income investments, mutual funds, ETFs, and private placements or funds.

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APPENDIX A: PERSONAL TRADING ATTESTATION

IMFC Personal Futures and Options on Futures Trading Account Policy

All registered associated persons and employees of IMFC are prohibited from trading in futures, options on futures and fx for their own personal account or any account for in which they have a direct or indirect beneficial interest.

I, ________________________, acknowledge that I have received, understand and will comply with this policy. I further acknowledge that, during the previous calendar year from the date of signing this document, I have complied with this policy.

Signature:______________________________________ Date:______________

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